   Exhibit 32

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of AmeraMex International, Inc., a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The quarterly report on Form 10-Q for the quarterly period ended September 30, 2019 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14 2019

/s/ Lee Hamre
Lee Hamre
Principal Executive Officer
Date: November 14, 2019	/s/ Hope Stone
Hope Stone
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to AMERAMEX INTERNATIONAL, INC. and will be retained by AMERAMEX INTERNATIONAL, INC. and furnished to the Securities and Exchange Commission or its staff upon request.